Exhibit 17

EXECUTION VERSION

AMENDMENT NO. 2 TO SHARE PLEDGE AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) to the Share Pledge Agreement dated as of April 23, 2008 by and among Beams Power Investment Limited, a company with limited liability registered under the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the “Pledgor”), Warburg Pincus Private Equity IX, L.P. (the “Secured Party”), and Warburg Pincus Private Equity IX, L.P. in its capacity as collateral agent (with its successors in such capacity, the “Collateral Agent”), as amended by Amendment No. 1 to Share Pledge Agreement dated as of December 4, 2008 (as amended, the “Share Pledge Agreement”), is made and entered into as of August 10, 2011 (the “Second Amendment Date”) by and among each of the undersigned parties hereto.

WHEREAS, the Pledgor has entered into that certain Note Purchase Agreement, dated as of April 23, 2008 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), with the Secured Party pursuant to which Secured Party purchased a note from the Pledgor in the initial aggregate principal amount of U.S.$30,000,000 with a maturity date of April 23, 2011 in consideration for, among other things, (i) the issuance to the Secured Party by the Pledgor of a note exchangeable into shares of common stock, par value U.S.$0.0001 per share (the “Exchangeable Shares”), of Synutra International, Inc., a Delaware corporation (the “Company”), owned by the Pledgor (as may be amended, supplemented, restated or otherwise modified from time to time, the “Note”), and (ii) the Company’s agreement to register such Exchangeable Shares for resale pursuant to one or more registration statements filed with the U.S. Securities and Exchange Commission;

WHEREAS, the Pledgor previously pledged an aggregate of 15,967,000 issued and outstanding shares of common stock of the Company, as set forth on Exhibit A-1 attached hereto, in favor of the Secured Party, as security for the Pledgor’s obligations under the Note (the “Previously Pledged Shares”);

WHEREAS, the Pledgor defaulted under the Note and such default is continuing as of the date hereof;

WHEREAS, the Pledgor directly owns, and is the sole legal and beneficial owner of, the issued and outstanding capital stock and other equity interests set forth on Exhibit A-2 attached hereto and made a part hereof (the “Equity Interests”), which include the Previously Pledged Shares, and such Equity Interests are a part of all of the issued and outstanding capital stock of, and other equity interests in, the Company of which the Pledgor is the sole legal and beneficial owner of, which are set forth on Exhibit A-3 attached hereto and made a part hereof (the “Owned Equity Interests”); and

WHEREAS, the Secured Party has agreed to extend the maturity date of the Note to November 23, 2011 in consideration for, among other things, (i) the Pledgor executing and delivering this Amendment and (ii) the Pledgor entering into that certain Drag-Along Agreement, dated as of the Second Amendment Date, with the Secured Party (the “Drag-Along Agreement”).

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meaning ascribed thereto under the Share Pledge Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Share Pledge Agreement shall, upon effectiveness of this Amendment, refer to the Share Pledge Agreement as amended hereby.

SECTION 2.  The references to “Exhibit A-1” in Section 2.1, Section 2.2, Section 2.3, Section 5.3, Section 8.1, Section 8.4 and Section 13.2 of the Share Pledge Agreement are hereby restated in their entirety as “Exhibit A-2”.

SECTION 3.  Section 3 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows:

“Section 3.              Security for Secured Obligations.  During the term of this Agreement, the Pledged Collateral secures the full and prompt payment, performance and observance when due (whether at stated maturity, by acceleration or otherwise) of (i) the payment of all of the Obligation (as defined in the Note) (the “Obligation”), and (ii) all other obligations owing by the Pledgor to the Secured Party from time to time under the Note Purchase Agreement, the Note or any other Transaction Document (as defined in the Note) (the “Transaction Documents”), including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding, in each case that are incurred prior to the cancellation of the Note pursuant to Section 20 of the Note, whether by payment of cash in full or upon exchange for shares of common stock of the Company (all such obligations referred to in clauses (i) and (ii) now or hereafter existing being hereinafter collectively referred to as the “Secured Obligations”).”

SECTION 4.  Section 5.2 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows:

“5.2                   In connection with a partial exchange of the Note, that portion of the Pledged Stock, Additional Pledged Stock and Additional Equity Interests equal to (A) U.S.$202,197,446.91 multiplied by the Exchanged Percentage (as defined below), divided by (B) the Weighted Average Price (as defined in the Note) (the “Weighted Average Price”) for the sixty (60) consecutive Trading Day (as defined in the Note) (a “Trading Day”) period ending on the most recent Evaluation Date (as defined below) may be reduced or removed from the Pledged Collateral, whereupon the secured interest on such shares of Pledged Stock, Additional Pledged Stock and Additional Equity Interests removed from the Pledged Collateral shall terminate automatically and immediately, and if requested by the Pledgor, the certificates representing such shares of Pledged Stock, Additional Pledged Stock and Additional Equity Interests removed from the Pledged Collateral shall be returned immediately to the Pledgor; provided, however, that no Pledged Stock, Additional Pledged Stock or Additional Equity Interests may be reduced or removed from the Pledged Collateral to the extent such reduction or removal would cause (X) the product derived by multiplying (i) the remaining shares of Pledged Stock, Additional Pledged Stock and Additional Equity Interests following such reduction or removal, by (ii) the Closing Sale Price of the common stock of the Company on the latest Trading Day immediately preceding such reduction or removal, to be less than (Y) the product of three (3) times the remaining Obligation following such partial exchange of the Note.  For purposes of this Section 5.2, the “Exchanged Percentage” means (I) the amount of Obligation being exchanged divided by (II) U.S.$67,399,148.97.”

SECTION 5.  The reference to “ten (10) Business Days” in Section 6 of the Share Pledge Agreement is hereby restated in its entirety as “five (5) Business Days”.

SECTION 6.  Section 7.2 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows:

“7.2                           The Pledgor agrees to execute and deliver, or cause to be executed or delivered, any and all other agreements, instruments, or documents which the Secured Party or the Collateral Agent may reasonably request in order to grant, perfect and maintain security interests, liens and charges on or in the Pledged Collateral.”

SECTION 7. A new Section 7.4 is hereby added to the Share Pledge Agreement as follows:

“7.4                           The Pledgor shall not, and the Pledgor shall cause its Affiliates not to, (i) transfer, (ii) pledge or (iii) otherwise take any action, or fail to take any action, that would result in the creation or imposition of any lien or encumbrance on, in either case, any Owned Equity Interests, except as expressly provided herein or in any other Transaction Document.”

SECTION 8.  The language “and Permitted Liens (as defined in the Note Purchase Agreement) (the “Permitted Liens”)” in Section 8.1 of the Share Pledge Agreement is hereby deleted.

SECTION 9.  Section 8.2 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows:

“8.2                           Any Additional Pledged Stock and Additional Equity Interests will be free and clear of any Lien, except for the Lien created by this Agreement and Permitted Liens (as defined in the Note Purchase Agreement) (the “Permitted Liens”);”

SECTION 10.  The language “(as defined in the Note)” in Section 8.7 of the Share Pledge Agreement is hereby deleted.

SECTION 11.  The “and” at the end of Section 8.12 of the Share Pledge Agreement is hereby deleted.

SECTION 12.  The period at the end of Section 8.13 of the Share Pledge Agreement is hereby restated as “; and”.

SECTION 13.  The references to “Pledgor” in clauses (i) and (ii) of Section 9 of the Share Pledge Agreement are hereby restated in their entirety as “Company”.

SECTION 14.  Section 10 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows:

“Section 10.                                Dividends and Other Distributions.

10.1                           Any and all cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral shall be Pledged Collateral, as the case may be, and shall be forthwith delivered to the Collateral Agent to hold, for the benefit of the Secured Party, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Collateral Agent for the benefit of the Secured Party.

10.2                           The Pledgor shall not have any rights to receive the dividends or other distributions, and any rights to receive the dividends or other distributions shall be vested in the Collateral Agent, for the benefit of the Secured Party, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and other distributions, and any such dividend or other distribution paid in respect of the Pledged Collateral shall be paid on a bank account opened in the name of the Secured Party.

10.3                           All dividends and other distributions which are received by the Pledgor contrary to the provisions of Section 10.2 hereof shall be received in trust for the Collateral Agent, for the benefit of the Secured Party.

10.4                           The Pledgor shall, at the Pledgor’s expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

10.5                           The Pledgor will pay promptly, on demand, all expenses reasonably incurred by the Collateral Agent and the Secured Party, including without limitation, reasonable attorneys’ and accountants’ fees and expenses, in connection with the foregoing.”

SECTION 15.  Section 13.1 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows:

“13.1                     The parties shall calculate the Collateral Value Amount on November 23rd and May 23rd of each year until the indefeasible payment in full of all of the Pledgor’s obligations owing to the Secured Party and the Collateral Agent under the Note, the Note Purchase Agreement, this Agreement and the other Transaction Documents (each an “Evaluation Date”).  In the event that on any such Evaluation Date, the Collateral Value Amount is less than the product obtained by multiplying (i) three (3) by (ii) the outstanding Obligation as of such Evaluation Date, the Pledgor shall as soon as possible (and in any event no later than seven (7) Business Days of such Evaluation Date) pledge, and perfect security interest in, in favor of the Secured Party, such additional shares of Owned Equity Interests equal to the quotient obtained by dividing (i) (A) the product obtained by multiplying (y) three (3) by (z) the outstanding Obligation as of such Evaluation Date, less (B) the Collateral Value Amount as of immediately prior to such Evaluation Date, by (ii) the Applicable Price, rounded up to the nearest whole share (each such additional Owned Equity Interest, “Additional Pledged Stock”).”

SECTION 16.  The references to “Common Stock” in Section 13.1.1 of the Share Pledge Agreement are hereby restated in their entirety as “common stock of the Company”.

SECTION 17.  Clause (ii) of Section 13.2 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows: “(ii) deliver to the Secured Party (or to the Collateral Agent at the Secured Party’s direction) three (3) stock powers with respect to each certificate representing any portion of the Additional Equity Interests or Additional Pledged Stock, as applicable, in the form of Exhibit C attached hereto duly executed in blank and medallion guaranteed (“Additional Power(s)”) and three (3) executed instruction letters to the Company’s transfer agent with respect to each certificate representing any portion of the Additional Equity Interests or Additional Pledged Stock, as applicable, in substantially the form of Exhibit D attached hereto.

SECTION 18.  Section 14 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows:

“Section 14.                                Remedies.

14.1.                        The Collateral Agent shall have, in addition to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York (the “UCC”).  After the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have such powers of sale and other powers as may be conferred by applicable law.  With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Collateral Agent or which the Collateral Agent shall otherwise have the ability to transfer under applicable law, the Collateral Agent may, after the occurrence and during the continuation of an Event of Default, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, or in one lot as an entirety, at such price as the Collateral Agent or the Secured Party may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever.  The Collateral Agent or Secured Party may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, including the UCC, buy the Pledged Collateral at any private sale.  The Pledgor agrees to pay to the Collateral Agent all reasonable expenses (including, without limitation, court costs, reasonable attorneys’ and paralegals’ fees and expenses, and reasonable fees and expenses of appraisers, brokers and financial advisors) of, or incident to, the enforcement of any of the provisions hereof.  The Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

14.2.                        Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, in which case the Collateral Agent shall deliver notice to the Pledgor at least two (2) Business Days prior to the time of the sale or disposition of the Pledged Collateral, the Collateral Agent shall give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made.  Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable.  Notwithstanding any provision to the contrary contained herein, to the extent that any notice of sale or disposition shall be required by the UCC, the Pledgor agrees that any such requirements of commercially reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 28 below at least ten (10) days before the time of the public sale or disposition or before the time after which a private sale or disposition may be consummated.  Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

14.3.                        The Pledgor acknowledges and agrees that the Pledged Collateral is, as of the Second Amendment Date, listed on The NASDAQ Global Select Market (the “Nasdaq GSM”), and that, to the extent that the Pledged Collateral is listed on the Nasdaq GSM, The New York Stock Exchange, Inc., The NASDAQ Global Market or The NASDAQ Capital Market (each, an “Eligible Market”), any such Pledged Collateral constitutes collateral of a kind that is customarily sold on a recognized market (within the meaning of Section 9-610 of the UCC).  The Pledgor further acknowledges and agrees that shares of the common stock of the Company (which comprise the Pledged Collateral) have very limited daily trading volume on the Nasdaq GSM, and consequently, a public sale or disposition of the Pledged Collateral on the Nasdaq GSM in a significant quantity would have the effect of materially depressing the market price of shares of common stock of the Company, and thus result in a material detriment to the Pledgor because of, among other things, the Pledgor’s ownership of the Pledged Collateral and the Owned Equity Interests.  With recognition and acknowledgment of, and agreement with, the foregoing, the Pledgor acknowledges and agrees that, after the occurrence and during the continuance of an Event of Default, any private sale or disposition of the Pledged Collateral (whether made to the Secured Party and/or to any third party, and whether made in one transaction or separate transactions) at a price constituting a discount to the prevailing market price of the common stock of the Company (i) shall not, solely on account of such discount, be deemed to have been made in a commercially unreasonable manner, and (ii) shall be conclusively deemed to be commercially reasonable to the extent that such discount is calculated in accordance with an appraisal of such quantity of the Pledged Collateral contemplated to be sold or disposed of in connection with such private sale or disposition, prepared by an independent appraiser qualified to perform such appraisal in ordinary course and reasonably selected by the Secured Party.  Without limiting the generality of the foregoing, the Pledgor acknowledges and agrees that the Secured Party may purchase any or all of the Pledged Collateral in a sale or disposition conducted in accordance with the preceding sentence.  Without limiting the generality of any provision contained herein, nothing contained in this Section 14 shall limit or otherwise impair the Collateral Agent’s or the Secured Party’s rights or remedies to accept any or all of the Pledged Collateral in full or partial satisfaction of the Secured Obligations pursuant to Section 9-620 of the UCC.

14.4.                        Given that, to the extent that the Pledged Collateral is not listed for trading on an Eligible Market or to the extent that any or all of the Pledged Collateral may not be subject to an effective registration statement pursuant to applicable federal and state securities laws, federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgor agrees that after the occurrence and during the continuation of an Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for their account, for investment only and not with a view to the distribution or resale thereof.  In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Collateral Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral.  The Pledgor agrees that private placement or sales so made may be at prices and other terms less favorable to the seller than if any such Pledged Collateral were sold at public sales, including at prices that reflect a significant discount to the trading and/or closing prices of the Pledged Collateral at or prior to the time of each such private placement or sale, and that the Secured Party has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral, even if such issuer would agree, to register such Pledged Collateral for public sale under such applicable securities laws.  If the Collateral Agent solicits such offers from not less than three (3) such investors, then the acceptance by the Collateral Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section 14 does not impose a requirement that the Collateral Agent solicit offers from three (3) or more investors in order for the sale to be commercially reasonable.  The Pledgor understands and agrees that a sale by the Collateral Agent shall not be deemed to be commercially unreasonable solely on the grounds that the Collateral Agent shall accept the first offer received or does not approach more than one possible investor.

14.5.                        The Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so.  The Pledgor agrees that it will not interfere with any right, power and remedy of Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Collateral Agent of any one or more of such rights, powers or remedies.  No failure or delay on the part of Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgor by the Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Collateral Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgor in any respect.

14.6.                        The proceeds of any sale of, or other realization upon, or other receipt from, any of the Pledged Collateral (other than pursuant to the exercise of the Secured Party’s exchange right pursuant to Section 2 of the Note), shall be delivered to the Collateral Agent and applied by the Collateral Agent, in the following order of priorities:

first, to the payment to the Collateral Agent of the expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and their agents and legal counsel, and all expenses, liabilities and advances incurred or made by the Collateral Agent, and its agents and legal counsel, in connection therewith, including, without limitation, reasonable brokerage fees, and reasonable fees and expenses of appraisers and financial consultants, in connection with any sale by the Collateral Agent of any Pledged Collateral;

second, to the payment to the Secured Party of the aggregate amount owing by the Pledgor in respect of the Note, the Note Purchase Agreement, the other Transaction Documents and all other Secured Obligations;

third, to the payment to the Secured Party of the aggregate Additional Amount (as defined below), if any; and

finally, if all of the obligations of the Pledgor hereunder and under the other Transaction Documents have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of the Pledgor for the discharge thereof, any remaining proceeds shall be released to the Pledgor.

14.7.                        In the event any Pledged Collateral is sold or disposed of pursuant to this Section 14 in conjunction with the disposition of shares of Common Stock pursuant to the exercise of the Drag-Along Right (as defined in the Drag-Along Agreement) at a sale or disposal price that exceeds the Exchange Price (as defined in the Note) (the “Exchange Price”) in effect under the Note as of the date of such sale or disposal, the amount equal to the product obtained by multiplying (i) the number of shares of common stock of the Company underlying the amount of Pledged Collateral sold or disposed of, by (ii) the difference of (A) the highest per share purchase price offer received from any one or more third parties for any such Pledged Collateral (even if such Pledged Collateral is actually sold at a lesser price), less (B) the Exchange Price in effect under the Note as of the date of such sale or disposal shall, in each case, constitute the “Additional Amount”; provided that, solely for purposes of this Section 14.6, the amount of Pledged Collateral deemed sold or disposed of shall not exceed that number of shares obtained by dividing (Y) the Obligation outstanding as of the date of such sale or disposal, by (Z) the Exchange Price in effect under the Note as of the date of such sale or disposal, rounded up to the nearest whole share.  Notwithstanding anything herein to the contrary, any Additional Amount paid to the Secured Party shall not be applied against, or be deemed to offset or reduce, the Obligation or any Secured Obligation.

14.8.                        The Pledgor hereby agrees that any exchange of amounts payable to the Secured Party under the Note into all or part of the Pledged Collateral transacted pursuant to, and in accordance with, the provisions of the exchange right pursuant to Section 2 of the Note and the other Transaction Documents, shall be conclusively deemed to be private disposition of such Pledged Collateral consummated in a commercially reasonable manner.

14.9.                        The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Collateral Agent, that the Collateral Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.”

SECTION 19.  The reference to “ten (10) Business Days” in Section 16 of the Share Pledge Agreement is hereby restated as “two (2) Business Days”.

SECTION 20.  Clause (i) in the first sentence of Section 18 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows:

“(i) the indefeasible payment in full of all obligations of the Pledgor under the Note, the Note Purchase Agreement, this Agreement and the other Transaction Documents, whether by payment of cash or upon exchange for shares of Common Stock pursuant to Section 20 of the Note, and”.

SECTION 21.  The addresses for notices to the Pledgor and Secured Party contained in Section 28 of the Share Pledge Agreement are hereby amended and restated as follows:

“If to the Pledgor:

Beams Power Investment Limited

c/o Xiuqing Meng

Shenglong Garden

No. 103 Dongluyuan

Tongzhou District

Beijing, 101101, PRC

Facsimile:  +86-10-8959-7470

E-mail:  sherrymeng@yahoo.com

With a copy which shall not constitute notice to:

Sidley Austin LLP

Suite 1901

Shui On Plaza

No. 333 Middle Huai Hai Road

Shanghai 20021, P.R.C.

Attention:  Joseph Chan

If to the Secured Party or the Collateral Agent:

Warburg Pincus Private Equity IX, L.P.

c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

Attention:  Scott Arenare

Fax:  (212) 922-0933

With a copy which shall not constitute notice to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304-1106

Attention:  Jeff Hartlin”

SECTION 22.  Section 29 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows:

“Section 29.                                Indemnity and Expenses.  The Pledgor agrees to defend, indemnify and hold harmless the Secured Party and the Collateral Agent against any and all actions, causes of action, suits, costs, losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (collectively, the “Losses”) incurred by them, individually or together, arising out of or in connection with their respective acceptance or administration of their respective duties under this Agreement, and to pay to the Secured Party and the Collateral Agent, upon demand, any and all reasonable costs and expenses, including the reasonable fees and expenses of their respective counsel and of any experts and agents (including, without limitation, any appraisers, brokers or financial advisors), which the Secured Party or the Collateral Agent may from time to time incur in connection with (i) the administration of this Agreement, (ii) the amendment, extension, renewal, supplement or other modification of this Agreement, (iii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, and (iv) the exercise or enforcement of any of the rights or remedies of the Secured Party or the Collateral Agent hereunder except for such Losses that are caused solely and directly by the failure by the Secured Party or the Collateral Agent to perform or observe their duties hereunder in all material respects.”

SECTION 23.  Clause (ii) in the first sentence of Section 30 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows: “(ii) complies with the requirements of Section 9(e) of the Note Purchase Agreement and Section 12 of the Note.”

SECTION 24.  A new Section 35 is hereby added to the Share Pledge Agreement as follows:

“Section 35.                                Survival.  Notwithstanding anything to the contrary in this Agreement, this Agreement shall not terminate prior to the termination of the Drag-Along Agreement (as defined in the Note) without the written consent of the Secured Party.”

SECTION 25.  Each of Exhibit A-1 and Exhibit A-2 attached to the Share Pledge Agreement is hereby amended and restated in its entirety as Exhibit A-1 and Exhibit A-2 attached hereto, respectively.

SECTION 26.  A new Exhibit A-3, new Exhibit C and new Exhibit D are hereby added to the Share Pledge Agreement in the form of Exhibit A-3, Exhibit C and Exhibit D attached hereto, respectively.

SECTION 27.  The Pledgor shall deliver the certificates representing any shares of the Pledged Stock listed on Exhibit A-2 attached hereto that have not already been provided to the Collateral Agent (the “Amendment No. 2 Shares”) to the Collateral Agent, in the manner described in Section 4 of the Share Pledge Agreement within three (3) Business Days of the date of this Amendment.

SECTION 28.  The Pledgor shall deliver to the Secured Party (or to the Collateral Agent at the Secured Party’s direction): (a) stock powers with respect to the Amendment No. 2 Shares, in the form of Exhibit C attached to the Share Pledge Agreement, duly executed in blank and medallion guaranteed, within three (3) Business Days of the date of this Amendment.

SECTION 29.  The Pledgor shall as soon as practical, at the expense of the Secured Party, make the necessary Uniform Commercial Code filings and register the charge created hereby in the register of registered charges kept by the Registrar for the Secured Party, in each case to perfect and register, as applicable, the Secured Party’s security interest and charges in the Amendment No. 2 Shares in the manner described in Section 7 of the Share Pledge Agreement.

SECTION 30.  All other terms of the Share Pledge Agreement shall remain in full force and effect in accordance with their respective terms.

SECTION 31.  This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

SECTION 32.  This Amendment may be executed in any number of counterparts and delivered by facsimile or email (or other reasonable means evidencing execution and delivery), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

SECTION 33.  This Amendment shall become effective as of the date hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgor, the Collateral Agent and the Secured Party have executed this Amendment as of the date set forth above.

PLEDGOR:

BEAMS POWER INVESTMENT LIMITED

By:	/s/ Xiuqing Meng
Name: Xiuqing Meng
Title: Director

SECURED PARTY:

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its general partner

By: Warburg Pincus Partners, LLC, its sole member

By: Warburg Pincus & Co., its managing member

By:	/s/ Timothy J. Curt
Name: Timothy J. Curt
Title: Partner

COLLATERAL AGENT:

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its general partner

By: Warburg Pincus Partners, LLC, its sole member

By: Warburg Pincus & Co., its managing member

By:	/s/ Timothy J. Curt
Name: Timothy J. Curt
Title: Partner

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO SHARE PLEDGE AGREEMENT]

EXHIBIT A-1

PREVIOUSLY PLEDGED STOCK

15,967,000 shares of common stock of the Company, par value U.S.$0.0001 per share, of Synutra International, Inc., evidenced as follows:

Stock Certificate Number	Shares	Stock Certificate Date

SII-04592	1,000,000	April 17, 2008

SII-04593	1,000,000	April 17, 2008

SII-04594	1,000,000	April 17, 2008

SII-04595	1,000,000	April 17, 2008

SII-04596	1,000,000	April 17, 2008

SII-04597	967,000	April 17, 2008

SII-04621	3,000,000	November 24, 2008

SII-04622	3,000,000	November 24, 2008

SII-04625	2,000,000	November 24, 2008

SII-04624	2,000,000	November 24, 2008

TOTAL	15,967,000

A-1-1

EQUITY INTERESTS

15,967,000 shares of common stock of the Company, par value U.S.$0.0001 per share, of Synutra International, Inc., evidenced as follows:

Stock Certificate Number	Shares	Stock Certificate Date

SII-04592	1,000,000	April 17, 2008

SII-04593	1,000,000	April 17, 2008

SII-04594	1,000,000	April 17, 2008

SII-04595	1,000,000	April 17, 2008

SII-04596	1,000,000	April 17, 2008

SII-04597	967,000	April 17, 2008

SII-04621	3,000,000	November 24, 2008

SII-04622	3,000,000	November 24, 2008

SII-04625	2,000,000	November 24, 2008

SII-04624	2,000,000	November 24, 2008

TOTAL	15,967,000

A-1-2

EXHIBIT A-2

PLEDGED STOCK

21,967,000 shares of common stock of the Company, par value U.S.$0.0001 per share, of Synutra International, Inc., evidenced as follows:

Stock Certificate Number	Shares	Stock Certificate Date

SII-04592	1,000,000	April 17, 2008

SII-04593	1,000,000	April 17, 2008

SII-04594	1,000,000	April 17, 2008

SII-04595	1,000,000	April 17, 2008

SII-04596	1,000,000	April 17, 2008

SII-04597	967,000	April 17, 2008

SII-04621	3,000,000	November 24, 2008

SII-04622	3,000,000	November 24, 2008

SII-04625	2,000,000	November 24, 2008

SII-04624	2,000,000	November 24, 2008

SII-04623	3,000,000	November 24, 2008

SII-04626	2,000,000	November 24, 2008

SII-04629	1,000,000	November 24, 2008

TOTAL	21,967,000

A-2-1

EQUITY INTERESTS

21,967,000 shares of common stock of the Company, par value U.S.$0.0001 per share, of Synutra International, Inc., evidenced as follows:

Stock Certificate Number	Shares	Stock Certificate Date

SII-04592	1,000,000	April 17, 2008

SII-04593	1,000,000	April 17, 2008

SII-04594	1,000,000	April 17, 2008

SII-04595	1,000,000	April 17, 2008

SII-04596	1,000,000	April 17, 2008

SII-04597	967,000	April 17, 2008

SII-04621	3,000,000	November 24, 2008

SII-04622	3,000,000	November 24, 2008

SII-04625	2,000,000	November 24, 2008

SII-04624	2,000,000	November 24, 2008

SII-04623	3,000,000	November 24, 2008

SII-04626	2,000,000	November 24, 2008

SII-04629	1,000,000	November 24, 2008

TOTAL	21,967,000

A-2-2

EXHIBIT A-3

OWNED EQUITY INTERESTS

36,000,000 shares of common stock of the Company, par value U.S.$0.0001 per share, of Synutra International, Inc., evidenced as follows:

STOCK CERTIFICATE NUMBER	SHARES	STOCK CERTIFICATE DATE

SII-04592	1,000,000	April 17, 2008

SII-04593	1,000,000	April 17, 2008

SII-04594	1,000,000	April 17, 2008

SII-04595	1,000,000	April 17, 2008

SII-04596	1,000,000	April 17, 2008

SII-04597	967,000	April 17, 2008

SII-04599	2,516,500	April 18, 2008

SII-04600	2,516,500	April 18, 2008

SII-04621	3,000,000	November 24, 2008

SII-04622	3,000,000	November 24, 2008

SII-04623	3,000,000	November 24, 2008

SII-04624	2,000,000	November 24, 2008

SII-04625	2,000,000	November 24, 2008

SII-04626	2,000,000	November 24, 2008

SII-04627	2,000,000	November 24, 2008

SII-04628	2,000,000	November 24, 2008

SII-04629	1,000,000	November 24, 2008

SII-04630	1,000,000	November 24, 2008

SII-04631	1,000,000	November 24, 2008

SII-04632	1,000,000	November 24, 2008

SII-04633	1,000,000	November 24, 2008

SII-04634	1,000,000	November 24, 2008

TOTAL	36,000,000

A-3-1

EXHIBIT C

FORM OF ADDITIONAL POWER

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

For value received, the undersigned, Beams Power Investment Limited, an International Business Companies Act company re-registered as a BVI business company under the laws of the British Virgin Islands, hereby sells, assigns, transfers and delivers unto                                                                                     an aggregate of                                                  (                         ) shares of the                                         Stock,                                     par value, of Synutra International, Inc., a Delaware corporation (the “Company”), standing in the name of the undersigned on the books of the Company represented by Certificate No(s).                                                            herewith, and does hereby irrevocably constitute and appoint                                                as its attorney to transfer such stock on the-books of the Company and to take all necessary and appropriate action to effect any such transfer, with full power of substitution in the premises.

Dated:

BEAMS POWER INVESTMENT LIMITED

By:

Name: Xiuqing Meng
Title: Sole Director

C-1

EXHIBIT D

FORM OF TRANSFER AGENT INSTRUCTIONS

D-1